Exhibit 15

POWER-OF-ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints CHRISTINE A. NIXON and MALLARY L. REZNIK or each of them, as his true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ JAY S. WINTROB Jay S. Wintrob	Director	July 17, 2002

/s/ MARC H. GAMSIN* Marc H. Gamsin	Director	July 17, 2002

/s/ N. SCOTT GILLIS* N. Scott Gillis	Director	July 17, 2002

/s/ JAMES R. BELARDI* James R. Belardi	Director	July 17, 2002

/s/ THOMAS A. BAXTER* Thomas A. Baxter	Director	July 17, 2002

/s/ JANA W. GREER* Jana W. Greer	Director	July 17, 2002

/s/ MAURICE S. HEBERT* Maurice S. Hebert	Vice President and Controller (Principal Accounting Officer)	July 17, 2002

/s/ VICKIE E. MARMORSTEIN* Vickie E. Marmorstein	Director	July 17, 2002

/s/ DEBBIE POTASH-TURNER* Debbie Potash-Turner	Director	July 17, 2002

/s/ MARGERY K. NEALE* Margery K. Neale	Director	July 17, 2002

/s/ LESTER POLLACK* Lester Pollack	Director	July 17, 2002

/s/ RICHARD D. ROHR* Richard D. Rohr	Director	July 17, 2002

/s/ LAWRENCE M. GOLDMAN* Lawrence M. Goldman	Director	July 17, 2002